Exhibit 99

Dollar General Corporation Reports Second Quarter 2025 Results

Raises Financial Guidance for Fiscal Year 2025

GOODLETTSVILLE, Tenn.--(BUSINESS WIRE)--Dollar General Corporation (NYSE: DG) today reported financial results for its fiscal year 2025 second quarter (13 weeks) ended August 1, 2025.

•	Net Sales Increased 5.1% to $10.7 Billion
•	Same-Store Sales Increased 2.8%

•	Operating Profit Increased 8.3% to $595.4 Million
•	Diluted Earnings Per Share (“EPS”) Increased 9.4% to $1.86
•	Year-to-Date Cash Flows From Operations Increased 9.8% to $1.8 Billion
•	Board of Directors Declares Quarterly Cash Dividend of $0.59 Per Share

“We are pleased with our strong second-quarter results, including earnings growth that significantly exceeded our expectations,” said Todd Vasos, Dollar General’s chief executive officer. “Our improved execution, along with our progress advancing key initiatives, is resonating with both existing and new customers as we further enhance our value and convenience proposition. I want to thank our team for their ongoing commitment and dedication to fulfilling our mission of Serving Others every day in more than 20,000 stores across the country.”

“Looking ahead, we believe we have ample opportunity to drive growth and further improve our operating and financial performance, as we continue to work toward achieving the goals laid out in our long-term financial framework. We are proud of our progress, confident in the future of this resilient business model, and excited about the opportunity to further create sustainable long-term value for our customers, associates, and shareholders.”

Second Quarter Fiscal 2025 Highlights

Net sales increased 5.1% to $10.7 billion in the second quarter of 2025 compared to $10.2 billion in the second quarter of 2024. The net sales increase was driven by positive sales contributions from new stores and growth in same-store sales, partially offset by the impact of store closures. Same-store sales increased 2.8% compared to the second quarter of 2024, reflecting a 1.5% increase in customer traffic and a 1.2% increase in average transaction amount. Same-store sales in the second quarter of 2025 included growth in each of the consumables, seasonal, home products, and apparel categories.

Gross profit as a percentage of net sales was 31.3% in the second quarter of 2025 compared to 30.0% in the second quarter of 2024, an increase of 137 basis points. This gross profit rate increase was driven primarily by lower shrink, higher inventory markups, and lower inventory damages; partially offset by an increased LIFO provision, increased markdowns, and increased distribution costs.

Selling, General and Administrative Expenses (“SG&A”) as a percentage of net sales were 25.8% in the second quarter of 2025 compared to 24.6% in the second quarter of 2024, an increase of 121 basis points. The primary expenses that were a higher percentage of net sales in the second quarter of 2025 were incentive compensation, repairs and maintenance, and benefits.

Operating profit for the second quarter of 2025 increased 8.3% to $595.4 million compared to $550.0 million in the second quarter of 2024.

Interest expense for the second quarter of 2025 decreased 15.3% to $57.7 million compared to $68.1 million in the second quarter of 2024.

The effective income tax rate in the second quarter of 2025 was 23.5% compared to 22.3% in the second quarter of 2024.

The Company reported net income of $411.4 million for the second quarter of 2025, an increase of 10.0% compared to $374.2 million in the second quarter of 2024. Diluted EPS increased 9.4% to $1.86 for the second quarter of 2025 compared to diluted EPS of $1.70 in the second quarter of 2024.

Merchandise Inventories

As of August 1, 2025, total merchandise inventories, at cost, were $6.6 billion compared to $7.0 billion as of August 2, 2024, a decrease of 7.4% on an average per-store basis.

Capital Expenditures

Total additions to property and equipment in the 26-week period ended August 1, 2025 were $694 million, including approximately: $365 million for improvements, upgrades, remodels and relocations of existing stores; $151 million for distribution and transportation-related projects; $143 million related to store facilities, primarily for leasehold improvements, fixtures and equipment in new stores; and $32 million for information systems upgrades and technology-related projects. During the second quarter of 2025, the Company opened 204 new stores, remodeled 729 stores through Project Elevate and 592 stores through Project Renovate, and relocated 15 stores.

Dividend

On August 27, 2025, the Company’s Board of Directors declared a quarterly cash dividend of $0.59 per share on the Company’s common stock, payable on or before October 21, 2025, to shareholders of record on October 7, 2025. While the Board of Directors currently intends to continue regular cash dividends, the declaration and amount of future dividends are subject to the sole discretion of the Board and will depend upon, among other things, the Company’s results of operations, cash requirements, financial condition, contractual restrictions, excess debt capacity, and other factors the Board may deem relevant in its sole discretion.

Fiscal Year 2025 Financial Guidance and Store Growth Outlook

The Company is raising its financial expectations for the year, primarily to reflect its outperformance in the second quarter, as well as its improved outlook for the second half of the year, while also taking into consideration the potential for uncertainty related to consumer behavior.

The Company now expects the following for the fiscal year ending January 30, 2026 (“fiscal year 2025”):

•	Net sales growth of approximately 4.3% to 4.8%, compared to its previous expectation of approximately 3.7% to 4.7%

•	Same-store sales growth of approximately 2.1% to 2.6%, compared to its previous expectation of approximately 1.5% to 2.5%

•	Diluted EPS of approximately $5.80 to $6.30, compared to its previous expectation of approximately $5.20 to $5.80

°	Diluted EPS guidance continues to assume an effective tax rate of approximately 23.5%

The Company continues to expect capital expenditures, including those related to investments in the Company’s strategic initiatives, in the range of $1.3 billion to $1.4 billion.

The Company’s financial guidance continues to assume no share repurchases in fiscal year 2025.

The Company is also reiterating its plans to execute approximately 4,885 real estate projects in fiscal year 2025, including opening approximately 575 new stores in the U.S. and up to 15 new stores in Mexico, remodeling approximately 2,000 stores through Project Renovate, remodeling approximately 2,250 stores through Project Elevate, and relocating approximately 45 stores.

Conference Call Information

The Company will hold a conference call on August 28, 2025 at 8:00 a.m. CT/9:00 a.m. ET, hosted by Todd Vasos, chief executive officer, and Kelly Dilts, chief financial officer. To participate via telephone, please call (877) 407-0890 at least 10 minutes before the conference call is scheduled to begin. The conference ID is 13755155. There will also be a live webcast of the call available at https://investor.dollargeneral.com under “News & Events, Events & Presentations.” A replay of the conference call will be available through September 25, 2025, and will be accessible via webcast replay or by calling (877) 660-6853. The conference ID for the telephonic replay is 13755155.

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act. Forward-looking statements include those regarding the Company’s outlook, strategy, initiatives, plans, intentions or beliefs, including, but not limited to, statements made within the quotation of Mr. Vasos, and in the sections entitled “Dividend” and “Fiscal Year 2025 Financial Guidance and Store Growth Outlook.”

A reader can identify forward-looking statements because they are not limited to historical fact or they use words such as “accelerate,” “aim,” “anticipate,” “assume,” “believe,” “beyond,” “can,” “committed,” “confident,” “continue,” “could,” “drive,” “estimate,” “expect,” “focus on,” “forecast,” “future,” “goal,” “guidance,” “intend,” “investments,” “likely,” “long-term,” “looking ahead,” “look to,” “may,” “model,” “moving toward,” “near-term,” “ongoing,” “opportunity,” “outcome,” “outlook,” “plan,” “position,” “potential,” “predict,” “project,” “prospects,” “seek,” “should,” “subject to,” “target,” “uncertainty,” “well-positioned,” “will,” “would,” or “years ahead,” and similar expressions that concern the Company’s outlook, long-term financial framework, strategies, plans, initiatives, intentions or beliefs about future occurrences or results. These matters involve risks, uncertainties and other factors that may change at any time and may cause actual results to differ materially from those which the Company expected. Many of these statements are derived from the Company’s operating budgets and forecasts as of the date of this release, which are based on many detailed assumptions and estimates that the Company believes are reasonable. However, it is very difficult to predict the effect of known factors on future results, and the Company cannot anticipate all factors that could affect future results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors. Important factors that could cause actual results to differ materially from the expectations expressed in or implied by such forward-looking statements include, but are not limited to:

•	economic factors, including but not limited to employment levels; inflation (and the Company’s ability to adjust prices sufficiently to offset the effect of inflation); pandemics; higher fuel, energy, healthcare, housing and product costs; higher interest rates, consumer debt levels, and tax rates; lack of available credit; tax law changes that negatively affect credits and refunds; decreases in, or elimination of, government assistance programs or subsidies such as unemployment and food/nutrition assistance programs, student loan repayment forgiveness and economic stimulus payments; commodity rates; transportation, lease and insurance costs; wage rates (including the possibility of increased federal, and further increased state and/or local minimum wage rates/salary levels); foreign exchange rate fluctuations; measures that create barriers to or increase the costs of international trade (including increased import duties or tariffs); the dynamic and uncertain tariff environment (including its impact on our profitability and on our customers’ response to price increases); and changes in laws and regulations and their effect on, as applicable, customer spending, confidence and disposable income, the Company’s ability to execute its strategies and initiatives, the Company’s cost of goods sold, the Company’s SG&A expenses (including real estate and building costs), and the Company’s sales and profitability;
•	failure to achieve or sustain the Company’s strategies, initiatives and investments, including those relating to merchandising (including those related to non-consumable products), real estate and new store development, mature stores and store remodels (including Project Elevate), international expansion, store formats and concepts, digital, marketing, shrink, damages, sourcing, private brand, inventory management, supply chain, private fleet, store operations, expense reduction, technology, pOpshelf, and DG Media Network;
•	competitive pressures and changes in the competitive environment and the geographic and product markets where the Company operates, including, but not limited to, pricing, promotional activity, expanded availability of mobile, web-based and other digital technologies, and alliances or other business combinations;
•	failure to timely and cost-effectively execute the Company’s real estate projects and timely meet its financial expectations, or to anticipate or successfully address the challenges imposed by the Company’s expansion, including into new countries or domestic markets, states, or urban or suburban areas;
•	levels of inventory shrinkage and damages;
•	failure to successfully manage inventory balances and in-stock levels, as well as to predict customer trends, spending levels, or price sensitivity;
•	failure to maintain the security of the Company’s business, customer, employee or vendor information or to comply with privacy laws, or the Company or one of its vendors falling victim to a cyberattack (which risk is heightened as a result of political uncertainty involving China, the conflict between Russia and Ukraine and the conflict in the Middle East) that prevents the Company from operating all or a portion of its business;
•	damage or interruption to the Company’s information systems as a result of external factors, staffing shortages or challenges in maintaining or updating the Company’s existing technology or developing, implementing or integrating new technology (including artificial intelligence);
•	a significant disruption to the Company’s distribution network, the capacity of the Company’s distribution centers or the timely receipt of inventory; increased fuel or transportation costs; issues related to supply chain disruptions or seasonal buying pattern disruptions; or delays in constructing, opening or staffing new distribution centers (including temperature-controlled distribution centers);
•	risks and challenges associated with sourcing merchandise from suppliers, including, but not limited to, those related to international trade (for example, increasing tariffs on imported goods, political uncertainty involving China, disruptive political events such as the conflict between Russia and Ukraine and the conflict in the Middle East, the dynamic and uncertain tariff environment, and port labor disputes/agreements);

•	natural disasters, unusual weather conditions (whether or not caused by climate change), pandemic outbreaks or other health crises, political or civil unrest, acts of war, violence or terrorism, and disruptive global political events (for example, political uncertainty involving China, the conflict between Russia and Ukraine and the conflict in the Middle East);
•	product liability, product recall or product safety, labeling or other product-related claims;
•	incurrence of material uninsured losses, excessive insurance costs or accident costs;
•	failure to attract, develop and retain qualified employees while controlling labor costs (including the possibility of increased federal, and further increased state and/or local minimum wage rates/salary levels), and other labor issues, including employee expectations and productivity and employee safety issues;
•	loss of key personnel or inability to hire additional qualified personnel, ability to successfully execute management transitions within the Company’s senior leadership, or inability to enforce non-compete agreements that we have in place with management personnel or enter into new non-compete agreements;
•	risks associated with the Company’s private brands, including, but not limited to, the Company’s level of success in improving their gross profit rate at expected levels;
•	failure to protect the Company’s reputation;
•	seasonality of the Company’s business;
•	reliance on third parties in many aspects of the Company’s business;
•	deterioration in market conditions, including market disruptions, adverse conditions in the financial markets including financial institution failures, limited liquidity and interest rate increases, changes in the Company’s credit profile (including the Company’s current increased debt levels or any downgrade to the Company’s credit ratings), compliance with covenants and restrictions under the Company’s debt agreements, and the amount of the Company’s available excess capital;
•	impact of market and other factors on the volatility of the Company’s common stock price;
•	the impact of changes in or noncompliance with governmental regulations and requirements, including, but not limited to, those dealing with the sale of products, including without limitation, product and food safety, marketing, labeling or pricing; information security and privacy; labor and employment; employee wages, salary levels and benefits (including the possibility of increased federal, and further increased state and/or local minimum wage rates/salary levels); health and safety; real property; public accommodations; imports and customs; transportation; intellectual property; bribery and anti-corruption; climate change; and environmental compliance (including any required public disclosures related thereto), as well as tax laws and policies (including those related to the federal, state or foreign corporate tax rate), the interpretation of existing tax laws, or the Company’s failure to sustain its reporting positions negatively affecting the Company’s overall effective tax rate, and uncertainty surrounding potential changes to the regulatory environment under the current U.S. administration;
•	developments in or outcomes of private actions, class actions, multi-district litigation, arbitrations, derivative actions, administrative proceedings, regulatory actions or other litigation or of inquiries from federal, state and local agencies, regulatory authorities, attorneys general, committees, subcommittees and members of the U.S. Congress, and other local, state, federal and international governmental authorities;
•	new accounting guidance or changes in the interpretation or application of existing guidance;
•	the factors disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q; and
•	such other factors as may be discussed or identified in this press release.

All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its SEC filings and public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation, and specifically disclaims any duty, to update or revise any forward-looking statements as a result of new information, future events or circumstances, or otherwise, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

Investors should also be aware that while the Company does, from time to time, communicate with securities analysts and others, it is against the Company’s policy to disclose to them any material, nonpublic information or other confidential commercial information. Accordingly, shareholders should not assume that the Company agrees with any statement or report issued by any securities analyst regardless of the content of the statement or report. Furthermore, the Company has a policy against confirming projections, forecasts or opinions issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the Company’s responsibility.

About Dollar General Corporation

Dollar General Corporation (NYSE: DG) is proud to serve as America’s neighborhood general store. Founded in 1939, Dollar General lives its mission of Serving Others every day by providing access to affordable products and services for its customers, career opportunities for its employees, and literacy and education support for its hometown communities. As of August 1, 2025, the Company’s 20,746 Dollar General, DG Market, DGX and pOpshelf stores across the United States and Mi Súper Dollar General stores in Mexico provide everyday essentials including food, health and wellness products, cleaning and laundry supplies, self-care and beauty items, and seasonal décor from our high-quality private brands alongside many of the world’s most trusted brands such as Coca Cola, PepsiCo/Frito-Lay, General Mills, Hershey, J.M. Smucker, Kraft, Mars, Nestlé, Procter & Gamble and Unilever.

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands)

	(Unaudited)
	August 1,	August 2,	January 31,
	2025	2024	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,284,567	$1,222,691	$932,576
Merchandise inventories	6,609,690	7,000,569	6,711,242
Income taxes receivable	81,728	61,495	127,132
Prepaid expenses and other current assets	422,694	439,487	392,975
Total current assets	8,398,679	8,724,242	8,163,925
Net property and equipment	6,398,049	6,269,480	6,209,481
Operating lease assets	11,262,298	11,220,287	11,163,763
Goodwill	4,338,589	4,338,589	4,338,589
Other intangible assets, net	1,199,700	1,199,700	1,199,700
Other assets, net	55,796	61,467	57,275
Total assets	$31,653,111	$31,813,765	$31,132,733

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations	$19,326	$769,194	$519,463
Current portion of operating lease liabilities	1,502,571	1,425,680	1,460,114
Accounts payable	3,970,610	3,869,267	3,833,133
Accrued expenses and other	1,197,867	1,064,845	1,045,856
Income taxes payable	11,292	12,201	10,136
Total current liabilities	6,701,666	7,141,187	6,868,702
Long-term obligations	5,725,776	6,235,166	5,719,025
Long-term operating lease liabilities	9,820,261	9,783,954	9,764,783
Deferred income taxes	1,127,793	1,138,829	1,103,701
Other liabilities	265,484	254,391	262,815
Total liabilities	23,640,980	24,553,527	23,719,026

Commitments and contingencies

Shareholders' equity:
Preferred stock	-	-	-
Common stock	192,593	192,423	192,447
Additional paid-in capital	3,863,898	3,788,091	3,812,590
Retained earnings	3,949,306	3,277,439	3,405,683
Accumulated other comprehensive income (loss)	6,334	2,285	2,987
Total shareholders' equity	8,012,131	7,260,238	7,413,707
Total liabilities and shareholders' equity	$31,653,111	$31,813,765	$31,132,733

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(Unaudited)

	For the Quarter Ended
	August 1,	% of Net	August 2,	% of Net
	2025	Sales	2024	Sales
Net sales	$10,727,737	100.00%	$10,210,361	100.00%
Cost of goods sold	7,366,069	68.66	7,150,882	70.04
Gross profit	3,361,668	31.34	3,059,479	29.96
Selling, general and administrative expenses	2,766,240	25.79	2,509,517	24.58
Operating profit	595,428	5.55	549,962	5.39
Interest expense, net	57,727	0.54	68,130	0.67
Income before income taxes	537,701	5.01	481,832	4.72
Income tax expense	126,275	1.18	107,642	1.05
Net income	$411,426	3.84%	$374,190	3.66%

Earnings per share:
Basic	$1.87		$1.70
Diluted	$1.86		$1.70
Weighted average shares outstanding:
Basic	220,090		219,904
Diluted	220,854		220,065

	For the 26 Weeks Ended
	August 1,	% of Net	August 2,	% of Net
	2025	Sales	2024	Sales
Net sales	$21,163,716	100.00%	$20,124,382	100.00%
Cost of goods sold	14,570,760	68.85	14,072,754	69.93
Gross profit	6,592,956	31.15	6,051,628	30.07
Selling, general and administrative expenses	5,421,415	25.62	4,955,562	24.62
Operating profit	1,171,541	5.54	1,096,066	5.45
Interest expense, net	122,331	0.58	140,563	0.70
Income before income taxes	1,049,210	4.96	955,503	4.75
Income tax expense	245,856	1.16	217,996	1.08
Net income	$803,354	3.80%	$737,507	3.66%

Earnings per share:
Basic	$3.65		$3.35
Diluted	$3.64		$3.35
Weighted average shares outstanding:
Basic	220,038		219,826
Diluted	220,495		220,059

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	For the 26 Weeks Ended
	August 1,	August 2,
	2025	2024
Cash flows from operating activities:
Net income	$803,354	$737,507
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	509,609	471,079
Deferred income taxes	24,035	5,045
Noncash share-based compensation	52,977	34,641
Other noncash (gains) and losses	88,387	39,876
Change in operating assets and liabilities:
Merchandise inventories	44,667	(23,369)
Prepaid expenses and other current assets	(25,727)	(75,427)
Accounts payable	111,177	306,290
Accrued expenses and other liabilities	167,312	109,762
Income taxes	46,560	52,259
Other	(7,496)	(4,934)
Net cash provided by (used in) operating activities	1,814,855	1,652,729

Cash flows from investing activities:
Purchases of property and equipment	(693,918)	(695,683)
Proceeds from sales of property and equipment	2,424	1,525
Net cash provided by (used in) investing activities	(691,494)	(694,158)

Cash flows from financing activities:
Repayments of long-term obligations	(509,629)	(10,341)
Costs associated with issuance of debt	(487)	-
Payments of cash dividends	(259,718)	(259,482)
Other equity and related transactions	(1,536)	(3,340)
Net cash provided by (used in) financing activities	(771,370)	(273,163)

Net increase (decrease) in cash and cash equivalents	351,991	685,408
Cash and cash equivalents, beginning of period	932,576	537,283
Cash and cash equivalents, end of period	$1,284,567	$1,222,691

Supplemental cash flow information:
Cash paid for:
Interest	$149,339	$167,463
Income taxes	$175,037	$159,145
Supplemental schedule of non-cash investing and financing activities:
Right of use assets obtained in exchange for new operating lease liabilities	$859,724	$842,846
Purchases of property and equipment awaiting processing for payment, included in Accounts payable	$117,281	$123,740

DOLLAR GENERAL CORPORATION AND SUBSIDIARIES

Selected Additional Information

(Unaudited)

Sales by Category (in thousands)

	For the Quarter Ended
	August 1,	August 2,
	2025	2024	% Change
Consumables	$8,819,919	$8,397,217	5.0%
Seasonal	1,106,059	1,054,762	4.9%
Home products	511,842	480,223	6.6%
Apparel	289,917	278,159	4.2%
Net sales	$10,727,737	$10,210,361	5.1%

	For the 26 Weeks Ended
	August 1,	August 2,
	2025	2024	% Change
Consumables	$17,456,599	$16,608,067	5.1%
Seasonal	2,129,002	2,018,276	5.5%
Home products	1,019,018	959,014	6.3%
Apparel	559,097	539,025	3.7%
Net sales	$21,163,716	$20,124,382	5.2%

Store Activity

	For the 26 Weeks Ended
	August 1,	August 2,
	2025	2024

Beginning store count	20,594	19,986
New store openings	360	410
Store closings	(208)	(51)
Net new stores	152	359
Ending store count	20,746	20,345
Total selling square footage (000's)	158,458	154,478
Growth rate (square footage)	2.6%	5.5%

Contacts

Investor Contact:

investorrelations@dollargeneral.com

Media Contact:

dgpr@dollargeneral.com

Media Content: